EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in the Registration Statements listed below of Gehl Company of our report dated February 10, 1997 appearing in the 1996 Annual Report to Shareholders which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears in this Form 10-K.

        1.  Registration Statement on Form S-8 (Registration No. 33-38392)

        2.  Registration Statement on Form S-8 (Registration No. 33-39150)

        3.  Registration Statement on Form S-8 (Registration No. 333-02195)

        4.  Registration Statement on Form S-8 (Registration No. 333-04017)

        5.  Registration Statement on Form S-3 (Registration No. 333-9173)



PRICE WATERHOUSE LLP
Milwaukee, Wisconsin
February 27, 1997